UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 9, 2010 (March 1, 2010)

ALTERNATIVE ENERGY DEVELOPMENT CORPORATION
(Formerly Terrasol Holdings Ltd.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53836
(State or other jurisdiction of incorporation)	(Commission File No.)

17505 N 79th Ave
Suite #309
Glendale, Arizona 85308
(Address of principal executive offices and Zip Code)

(623) 776-3200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 4, 2010, the Company entered into an exclusive employment agreement with Amy Gloyd as President, Principal Executive Officer and a member of the Board of Directors. The agreement is for a term of three years beginning March 4, 2010 and ending March 3, 2013. Ms. Gloyd will be paid $120,000 per annum; receive 2,000,000 shares of common stock which shall be vest as follows: 50% at the end of the first year and 50% at the end of the second year. If the Executive voluntarily terminates her employment with the company within 24 months of the date of the agreement, all shares granted shall be returned to the Company.

In addition, Ms. Gloyd will be entitled to two weeks paid vacation a year and will be reimbursed for business related expenses she incurs. In the event we establish a medical and dental plan, Mrs. Gloyd will be entitled to participate therein.

Further, Ms. Gloyd will be entitled to such additional bonus, if any, as may be granted by the Board (with Ms. Gloyd abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of her Services under the Agreement.

A complete copy of the employment agreement is filed with this report.

ITEM 1.02                      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2010, pursuant to section 4 of the Employment Agreement dated January 11, 2010, between the Company and  J. David Massey, the Board of Directors removed Mr. Massey the offices of President, Chief Executive Officer and Chairman of the Board of Directors, and terminated the Employment Agreement between Mr. Massey and the Company for cause under section 4.1(i) thereof pertaining to specific violations of sections: 1.4 and 3.12 of the Agreement, effective March 2, 2010.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On March 1, 2010, pursuant to section 4 of the Employment Agreement between the Company and  J. David Massey, the Board of Directors, removed Mr. Massey from the offices of President, Chief Executive Officer and Chairman of the Board of Directors, and terminated the Employment Agreement between Mr. Massey and the Company dated January 11, 2010 for cause under Section 4.1(i) thereof pertaining to specific violations of sections: 1.4 and 3.12 of the Agreement, effective March 2, 2010.

On March 4, 2010, Amy Gloyd was appointed as a member of the Board of Directors and as our President and Principal Executive Officer.

Ms. Gloyd brings over 15 years experience in business development and marketing in diverse industries including telecommunications, consumer products, cruise & travel, pharmaceutical distribution, and stored value card programs. Gloyd has successfully formulated and implemented sales and strategic marketing programs nationally and internationally.

Ms. Gloyd has an entrepreneurial background and has helped launch businesses from inception in both the private sector and publicly held companies. Her foresight and creative thinking will heighten the widespread surge of AEDC products in the marketplace. Ms. Gloyd is a graduate of Arizona State University and was a former Board Member of the American Teleservices Association (ATA), Arizona Chapter.

She has also been actively involved in community service for the Chandler Regional Medical Center’s Founder’s Circle, that supports the CHW Foundation through philanthropy since its inception six years ago. Gloyd has been committed as a member and event planning volunteer and is currently the Co-Chair for the Philanthropy Foundation’s Annual Gala, “Laughter is the Best Medicine.”

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description
10.1                      Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of March, 2010.

ALTERNATIVE ENERGY DEVELOPMENT CORPORATION

BY:	AMY GLOYD
Amy Gloyd
President, Principal Executive Officer and a member of the Board of Directors.